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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Selected Consolidated Financial and Operating Data" and "Experts" and to the use of our report dated February 1, 2001, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-71986) and related Prospectus of United Defense Industries, Inc. to be filed with the Securities and Exchange Commission on or about November 29, 2001.


                                                    Ernst & Young LLP

November 27, 2001
McLean, VA



The foregoing consent is in the form that will be signed upon the effectiveness of a stock dividend as described in Note 1 to the financial statements.



                                                /s/ Ernst & Young LLP

November 27, 2001
McLean, VA